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                                                                     EXHIBIT 5.1

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June 19th, 2003                                  TransCanada PipeLines Tower
TransCanada Corporation                          450 -1st Street S.W.
450-1st Street S.W.                              Calgary, Alberta, Canada T2P 5H1
Calgary, Alberta, Canada                         tel 403.920.7770
T2P 5H1                                          fax 403.920.2410
                                                 email al_bellstedt@transcanada.com
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Ladies and Gentlemen:

    I am Executive Vice-President, Law and General Counsel of TransCanada Corporation, a corporation organized under the laws of Canada (the "Corporation"). This legal opinion is being rendered in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-6132) (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of common shares of the Corporation (the "Common Shares") to be issued pursuant to TransCanada Corporation's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Corporation is making such filing as successor issuer to TransCanada PipeLines Limited, a corporation organized under the laws of Canada, pursuant to Rule 414 under the Securities Act.

    I have examined originals or copies, certified or otherwise identified to my satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as I have deemed necessary or appropriate to enable me to render the opinion hereinafter expressed. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, certified or otherwise.

    The opinion hereinafter expressed is limited to matters governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

    Based and relying upon the foregoing, I am of the opinion that the Common Shares, when issued in accordance with the terms of the Plan, shall be validly issued, fully paid and non-assessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

/s/ Albrecht W. A. Bellstedt

ALBRECHT W. A. BELLSTEDT
EXECUTIVE VICE-PRESIDENT,
LAW AND GENERAL COUNSEL